News Release
Investor Contact: Joseph Krocheski, Joseph.Krocheski@molinahealthcare.com, 562-951-8382
Media Contact: Caroline Zubieta, Caroline.Zubieta@molinahealthcare.com, 562-951-1588

Molina Healthcare Reports Fourth Quarter and Year-End 2021 Financial Results
Introduces Full Year 2022 Earnings Guidance

Long Beach, Calif, February 9, 2022 – Molina Healthcare, Inc. (NYSE: MOH) (the “Company”) today reported fourth quarter 2021 GAAP earnings per diluted share of $1.74 and adjusted earnings per diluted share of $2.88. The Company also reported full year 2021 GAAP earnings per diluted share of $11.25 and adjusted earnings per diluted share of $13.54. Financial results are summarized below:

	Quarter ended		Year ended
	December 31,		December 31,
	2021	2020	2021	2020

(In millions, except per-share results)
Premium Revenue	$7,166	$4,855	$26,855	$18,299
Total Revenue	$7,409	$5,235	$27,771	$19,423

GAAP:
Net Income	$103	$34	$659	$673
EPS – Diluted	$1.74	$0.56	$11.25	$11.23
Medical Care Ratio (MCR)	88.8%	90.8%	88.3%	86.5%
G&A Ratio	7.8%	8.6%	7.4%	7.6%
After-tax Margin	1.4%	0.6%	2.4%	3.5%

Adjusted:
Net Income (loss)	$170	($30)	$793	$640
EPS – Diluted	$2.88	($0.51)	$13.54	$10.67
G&A Ratio	7.4%	8.6%	7.2%	7.6%
After-tax Margin	2.3%	(0.6%)	2.9%	3.3%
See the Reconciliation of Unaudited Non-GAAP Financial Measures at the end of this release.

Full Year Highlights
•As of December 31, 2021, the Company served approximately 5.2 million members, an increase of 1.2 million members or 29% year over year.
•Premium revenue was approximately $26.9 billion for the full year 2021, an increase of 47% year over year.
•GAAP earnings were $11.25 per diluted share.
•Adjusted earnings were $13.54 per diluted share.
•The net effect of COVID decreased net income by approximately $3.50 per diluted share in the full year 2021.
•The Company issued its full year 2022 earnings guidance with premium revenue of approximately $28.5 billion and 26% adjusted EPS growth to no less than $17.00 per diluted share.
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Molina Healthcare, Inc. Announces Fourth Quarter and Year-End 2021 Results

February 9, 2022
“We are very pleased with the quarter and our full year results,” said Joseph Zubretsky, President and CEO. “Our proven momentum enables us to continue building this valuable and exemplary health care franchise. We are proud to serve our members in this challenging time while sustaining profitable growth.”

Texas Acquisition
On January 3, 2022, the Company announced that it closed its acquisition of Cigna Corporation’s Texas Medicaid contracts on January 1, 2022.

Premium Revenue
Premium revenue was approximately $26.9 billion for the full year 2021, an increase of 47% compared to the full year 2020. The higher premium revenue reflects increased organic membership in all lines of business and the impact of acquisitions.

Net Income
Net income for the year ended December 31, 2021, was $11.25 per diluted share, compared to $11.23 per diluted share in the year ended December 31, 2020. Adjusted net income for the year ended December 31, 2021, was $13.54 per diluted share, compared to $10.67 per diluted share in the year ended December 31, 2020. The net effect of COVID decreased full year 2021 GAAP and adjusted EPS by $3.50 per diluted share, compared to $2.30 per diluted share a year earlier.

Medical Care Ratio
The consolidated MCR for the year ended December 31, 2021, was 88.3%, compared to 86.5% for 2020. The net effect of COVID increased the consolidated MCR by approximately 90 basis points and impacted all three lines of business. In the prior year, the net effect of COVID increased the consolidated MCR by approximately 50 basis points.
•The Medicaid MCR increased to 88.7% in 2021 compared to 87.4% in 2020 mainly due to portfolio mix, but remained squarely in line with the Company’s long-term target.
•The Medicare MCR increased to 87.2% in 2021 compared to 86.0% in 2020, driven primarily by the net effect of COVID and also in line with the Company’s long-term target.
•The Marketplace MCR increased to 86.9% in 2021 compared to 78.7% in 2020, primarily due to the higher net effect of COVID and non-COVID utilization by Special Enrollment Period members.

General and Administrative Expense Ratio
The G&A ratio for the full year 2021 was 7.4%, compared to 7.6% for the full year 2020. The adjusted G&A ratio was 7.2% for the full year 2021, compared to 7.6% for the full year 2020 reflecting the benefits of scale produced by the Company’s growth and continued disciplined cost management while making the appropriate investments to fuel growth.

Balance Sheet
Cash and investments at the parent company amounted to $348 million as of December 31, 2021, compared to $644 million as of December 31, 2020. The decrease was due to acquisitions and share repurchases partially offset by dividends received from regulated health plan subsidiaries. In November 2021, the Company closed on its private offering of $750 million principal amount of 3.875% senior notes due May 15, 2032. The Company used the proceeds to redeem the entire $700 million outstanding principal amount of its 5.375% senior notes due 2022.
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Molina Healthcare, Inc. Announces Fourth Quarter and Year-End 2021 Results

February 9, 2022

Cash Flow
Operating cash flow for the year ended December 31, 2021, amounted to $2.1 billion and was higher compared to the year ended December 31, 2020, primarily due to growth in operations and the net impact of timing differences in government receivables and payables.

2022 Guidance
The Company expects its full year 2022 total revenue to be approximately $29.5 billion, an increase of approximately 6% from the full year 2021.
Premium revenue for the full year 2022 is expected to be approximately $28.5 billion, an increase of approximately 6% from the full year 2021.
The Company expects its full year 2022 adjusted earnings per share to be no less than $17.00 per share, or 26% growth over the prior year, with key metrics in line with the Company’s long-term targets.
Guidance reflects:
•Lower net effect of COVID;
•Continued strong performance in Medicare and Medicaid;
•The restoration of mid-single digit pretax margin in our Marketplace business; and
•The impact of regulatory headwinds created by the mid-year resumption of redeterminations and the carveout of pharmacy benefits in our California and Ohio contracts.
See the Reconciliation of Unaudited Non-GAAP Financial Measures at the end of this release.

Full Year 2022 Guidance (1)
Premium Revenue	$28.5B
Total Revenue	$29.5B
GAAP Net Income	$919M
Adjusted Net Income (2)	$993M
GAAP EPS – Diluted	>$15.73
Adjusted EPS – Diluted (2)	>$17.00
Diluted weighted average shares	58.4M

Year End Total Membership	4.5M
Medicaid	4.1M
Medicare	150K
Marketplace	250K

MCR	88.0%
GAAP G&A Ratio	6.9%
Adjusted G&A Ratio	6.8%
Effective Tax Rate	25.4%
GAAP After-tax Margin	3.1%
Adjusted After-tax Margin	3.4%
______________
(1)All amounts are rounded and approximations.
(2) Reconciliations of non-GAAP financial measures at the end of this release.

Conference Call
Management is hosting a conference call and webcast to discuss Molina Healthcare’s fourth quarter and year-end 2021 results at 8:00 a.m. Eastern Time on Thursday, February 10, 2022. The number to call for the interactive teleconference is (877) 883-0383 and the confirmation
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Molina Healthcare, Inc. Announces Fourth Quarter and Year-End 2021 Results

February 9, 2022
number is 8807414. A telephonic replay of the conference call will be available through Thursday, February 24, 2022, by dialing (877) 344-7529 and entering confirmation number 9770251. A live audio broadcast of this conference call will be available on Molina Healthcare’s website, molinahealthcare.com. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast.

About Molina Healthcare
Molina Healthcare, Inc., a FORTUNE 500 company, provides managed healthcare services under the Medicaid and Medicare programs and through the state insurance marketplaces. Through its locally operated health plans, Molina Healthcare served approximately 5.2 million members as of December 31, 2021. For more information about Molina Healthcare, please visit molinahealthcare.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This earnings release and the Company’s accompanying oral remarks contain forward-looking statements regarding its 2022 guidance, as well as its plans and expectations regarding future developments. Actual results could differ materially due to numerous known and unknown risks and uncertainties. These risks and uncertainties are discussed under the headings “Forward-Looking Statements,” and “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, which is on file with the SEC, and also in its Quarterly Report on Form 10-Q for the periods ended March 31, 2021, June 30, 2021, and September 30, 2021, which are on file with the SEC. Additional information will also be set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, which the Company expects to file on or about February 14, 2022.
These reports can be accessed under the investor relations tab of the Company’s website or on the SEC’s website at sec.gov. Given these risks and uncertainties, the Company can give no assurances that its forward-looking statements will prove to be accurate, or that any other results or developments projected or contemplated by its forward-looking statements will in fact occur, and the Company cautions investors not to place undue reliance on these statements. All forward-looking statements in this release represent the Company’s judgment as of February 9, 2022, and, except as otherwise required by law, the Company disclaims any obligation to update any forward-looking statement to conform the statement to actual results or changes in its expectations.
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Molina Healthcare, Inc. Announces Fourth Quarter and Year-End 2021 Results

February 9, 2022
MOLINA HEALTHCARE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020

	(In millions, except per-share amounts)
Revenue:
Premium revenue	$7,166	$4,855	$26,855	$18,299
Premium tax revenue	211	172	787	649
Health insurer fees reimbursed	—	65	—	271
Marketplace risk corridor judgment	—	128	—	128
Investment income	13	11	52	59
Other revenue	19	4	77	17
Total revenue	7,409	5,235	27,771	19,423
Operating expenses:
Medical care costs	6,362	4,408	23,704	15,820
General and administrative expenses	579	450	2,068	1,480
Premium tax expenses	211	172	787	649
Health insurer fees	—	68	—	277
Depreciation and amortization	35	24	131	88
Other	31	22	61	31
Total operating expenses	7,218	5,144	26,751	18,345
Operating income	191	91	1,020	1,078
Other expenses, net:
Interest expense	30	30	120	102
Other expense, net	25	10	25	15
Total other expenses, net	55	40	145	117
Income before income tax expense	136	51	875	961
Income tax expense	33	17	216	288
Net income	$103	$34	$659	$673

Net income per share – Diluted	$1.74	$0.56	$11.25	$11.23

Diluted weighted average shares outstanding	58.7	59.4	58.6	59.9

Operating Statistics:
Medical care ratio	88.8%	90.8%	88.3%	86.5%
G&A ratio	7.8%	8.6%	7.4%	7.6%
Premium tax ratio	2.9%	3.4%	2.8%	3.4%
Effective income tax rate	24.2%	33.8%	24.7%	30.0%
After-tax margin	1.4%	0.6%	2.4%	3.5%

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Molina Healthcare, Inc. Announces Fourth Quarter and Year-End 2021 Results

February 9, 2022
MOLINA HEALTHCARE, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2021	2020
	Unaudited
	(Dollars in millions, except per-share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$4,438	$4,154
Investments	3,202	1,875
Receivables	2,177	1,672
Prepaid expenses and other current assets	247	175
Total current assets	10,064	7,876
Property, equipment, and capitalized software, net	396	391
Goodwill and intangible assets, net	1,252	941
Restricted investments	212	136
Deferred income taxes	106	69
Other assets	179	119
Total assets	$12,209	$9,532

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims and benefits payable	$3,363	$2,696
Amounts due government agencies	2,472	1,253
Accounts payable, accrued liabilities and other	842	641
Deferred revenue	370	375
Total current liabilities	7,047	4,965
Long-term debt	2,173	2,127
Finance lease liabilities	219	225
Other long-term liabilities	140	119
Total liabilities	9,579	7,436
Stockholders’ equity:
Common stock, $0.001 par value, 150 million shares authorized; outstanding: 58 million shares at December 31, 2021, and 59 million shares at December 31, 2020	—	—
Preferred stock, $0.001 par value; 20 million shares authorized, no shares issued and outstanding	—	—
Additional paid-in capital	236	199
Accumulated other comprehensive (loss) income	(5)	37
Retained earnings	2,399	1,860
Total stockholders’ equity	2,630	2,096
Total liabilities and stockholders’ equity	$12,209	$9,532

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Molina Healthcare, Inc. Announces Fourth Quarter and Year-End 2021 Results

February 9, 2022
MOLINA HEALTHCARE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,
	2021	2020

	(In millions)
Operating activities:
Net income	$659	$673
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	131	88
Deferred income taxes	(24)	(19)
Share-based compensation	72	57
Loss on debt repayment	25	15
Other, net	33	12
Changes in operating assets and liabilities:
Receivables	(415)	(100)
Prepaid expenses and other current assets	(19)	(16)
Medical claims and benefits payable	471	544
Amounts due government agencies	1,046	446
Accounts payable, accrued liabilities and other	138	86
Deferred revenue	(5)	126
Income taxes	7	(14)
Net cash provided by operating activities	2,119	1,898
Investing activities:
Purchases of investments	(2,713)	(670)
Proceeds from sales and maturities of investments	1,329	1,097
Net cash paid in business combinations	(129)	(755)
Purchases of property, equipment, and capitalized software	(77)	(74)
Other, net	(63)	2
Net cash used in investing activities	(1,653)	(400)
Financing activities:
Proceeds from senior notes offering, net of issuance costs	740	1,429
Repayment of senior notes	(723)	(338)
Common stock purchases	(128)	(606)
Common stock withheld to settle employee tax obligations	(53)	(8)
Contingent consideration liabilities settled	(20)	—
Repayment of term loan facility	—	(600)
Proceeds from borrowings under term loan facility	—	380
Cash paid for partial termination of warrants	—	(30)
Cash paid for partial settlement of conversion option	—	(27)
Cash received for partial settlement of call option	—	27
Repayment of principal amount of convertible senior notes	—	(12)
Other, net	1	2
Net cash (used in) provided by financing activities	(183)	217
Net increase in cash, cash equivalents, and restricted cash and cash equivalents	283	1,715
Cash, cash equivalents, and restricted cash and cash equivalents at beginning of period	4,223	2,508
Cash, cash equivalents, and restricted cash and cash equivalents at end of period	$4,506	$4,223

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Molina Healthcare, Inc. Announces Fourth Quarter and Year-End 2021 Results

February 9, 2022
MOLINA HEALTHCARE, INC.
UNAUDITED SEGMENT DATA
(Dollars in millions)

	December 31,
	2021	2020
Ending Membership by Segment:
Medicaid	4,329,000	3,599,000
Medicare	142,000	115,000
Marketplace	728,000	318,000
Total (1)	5,199,000	4,032,000

(1)Approximately 200,000 members, from the Magellan Complete Care acquisition that closed on December 31, 2020, are not included in the totals as of December 31, 2020.

	Three Months Ended September 30,
	2021			2020
	Premium Revenue	Medical Margin	MCR (1)	Premium Revenue	Medical Margin	MCR (1)

Medicaid	$5,146	$532	89.6%	$3,754	$509	86.4%
Medicare	875	151	82.8	632	91	85.6
Marketplace	779	68	91.3	382	70	81.6
Consolidated	$6,800	$751	88.9%	$4,768	$670	85.9%

	Three Months Ended December 31,
	2021			2020
	Premium Revenue	Medical Margin	MCR (1)	Premium Revenue	Medical Margin	MCR (1)

Medicaid	$5,441	$635	88.3%	$3,850	$377	90.2%
Medicare	873	101	88.3	616	18	97.1
Marketplace	852	68	92.1	389	52	86.6
Consolidated	$7,166	$804	88.8%	$4,855	$447	90.8%

	Year Ended December 31,
	2021			2020
	Premium Revenue	Medical Margin	MCR (1)	Premium Revenue	Medical Margin	MCR (1)

Medicaid	$20,461	$2,322	88.7%	$14,265	$1,804	87.4%
Medicare	3,361	430	87.2	2,512	351	86.0
Marketplace	3,033	399	86.9	1,522	324	78.7
Consolidated	$26,855	$3,151	88.3%	$18,299	$2,479	86.5%

(1)The MCR represents medical costs as a percentage of premium revenue.

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Molina Healthcare, Inc. Announces Fourth Quarter and Year-End 2021 Results

February 9, 2022
MOLINA HEALTHCARE, INC.
CHANGE IN MEDICAL CLAIMS AND BENEFITS PAYABLE
(Dollars in millions)

The Company’s claims liabilities include additional reserves to account for moderately adverse conditions based on historical experience and other factors including, but not limited to, variations in claims payment patterns, changes in utilization and cost trends, known outbreaks of disease, and large claims. The Company’s reserving methodology is consistently applied across all periods presented. The amounts displayed for “Components of medical care costs related to: Prior year” represent the amounts by which the original estimates of claims and benefits payable at the beginning of the year were more than the actual liabilities based on information (principally the payment of claims) developed since those liabilities were first reported. The following table presents the components of the change in medical claims and benefits payable for the periods indicated:

	Year Ended
	December 31,
	2021	2020

	Unaudited
Medical claims and benefits payable, beginning balance	$2,696	$1,854
Components of medical care costs related to:
Current year	23,943	15,939
Prior year	(239)	(119)
Total medical care costs	23,704	15,820
Payments for medical care costs related to:
Current year	21,148	13,871
Prior year	2,080	1,507
Total paid	23,228	15,378
Acquired balances, net of post-acquisition adjustments	197	294
Change in non-risk and other provider payables	(6)	106
Medical claims and benefits payable, ending balance	$3,363	$2,696

Days in claims payable, fee for service (1)	51	50

__________________
(1)Claims payable includes primarily claims incurred but not paid, or IBNP. It also includes certain fee-for-service payables reported in medical claims and benefits payable amounting to $150 million and $78 million, as of December 31, 2021, and 2020, respectively.

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Molina Healthcare, Inc. Announces Fourth Quarter and Year-End 2021 Results

February 9, 2022
MOLINA HEALTHCARE, INC.
RECONCILIATION OF UNAUDITED NON-GAAP FINANCIAL MEASURES
(In millions, except per diluted share amounts)

The Company believes that certain non-GAAP (generally accepted accounting principles) financial measures are useful supplemental measures to investors in comparing the Company’s performance to the performance of other public companies in the health care industry. The non-GAAP financial measures are also used internally to enable management to assess the Company’s performance consistently over time. These non-GAAP financial measures, presented below, should be considered as supplements to, and not as substitutes for or superior to, GAAP measures.
Adjustments represent additions and deductions to GAAP net income as indicated in the table below, which include the non-cash impact of amortization of acquired intangible assets, acquisition-related expenses, and the impact of certain expenses and other items that management believes are not indicative of longer-term business trends and operations.
Adjusted G&A Ratio represents the GAAP G&A ratio, recognizing adjustments.
Adjusted net income represents GAAP net income recognizing the adjustments, net of tax. The Company believes that adjusted net income is helpful to investors in assessing the Company’s financial performance.
Adjusted net income per diluted share represents adjusted net income divided by weighted average common shares outstanding on a fully diluted basis.
Adjusted after-tax margin represents adjusted net income, divided by total revenue.

	Three Months Ended December 31,				Year Ended December 31,
	2021		2020		2021		2020
	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income	$103	$1.74	$34	$0.56	$659	$11.25	$673	$11.23
Adjustments:
Acquisition-related expenses (1)	49	0.84	18	0.31	93	1.59	22	0.37
Amortization of intangible assets	14	0.23	4	0.07	49	0.83	16	0.26
Loss on debt repayment	25	0.43	10	0.18	25	0.43	15	0.26
Marketplace risk corridor judgment	—	—	(128)	(2.15)	—	—	(128)	(2.14)
Other (2)	—	—	12	0.19	9	0.16	31	0.51
Subtotal, adjustments	88	1.50	(84)	(1.40)	176	3.01	(44)	(0.74)
Income tax effect	(21)	(0.36)	20	0.33	(42)	(0.72)	11	0.18
Adjustments, net of tax	67	1.14	(64)	(1.07)	134	2.29	(33)	(0.56)
Adjusted net income (loss)	$170	$2.88	$(30)	$(0.51)	$793	$13.54	$640	$10.67

__________________
(1)Beginning in the third quarter of 2020, reflects non-recurring costs associated with acquisitions, including various transaction and integration costs.
(2)The year ended December 31, 2021 includes change in premium deficiency reserves, loss on sale of property, and restructuring costs. The year ended December 31, 2020 includes charitable contribution, premium deficiency reserves, and restructuring costs.

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Molina Healthcare, Inc. Announces Fourth Quarter and Year-End 2021 Results

February 9, 2022
MOLINA HEALTHCARE, INC.
RECONCILIATION OF UNAUDITED NON-GAAP FINANCIAL MEASURES (CONTINUED)
2022 GUIDANCE

	Amount	Per Diluted Share (2)
Net income	$919	$15.73
Adjustments:
Acquisition-related expenses	33	0.56
Amortization of intangible assets	64	1.10
Subtotal, adjustments	97	1.66
Income tax effect (1)	(23)	(0.39)
Adjustments, net of tax	74	1.27
Adjusted net income per diluted share	$993	$17.00

__________________
(1)Income tax effect calculated at the statutory tax rate of approximately 23.8%.
(2)Computations assume approximately 58.4 million diluted weighted average shares outstanding.
-END-